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              [LETTERHEAD OF PUGH & COMPANY, P.C.]


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
United Tennessee Bankshares, Inc.
344 W. Broadway
Newport, Tennessee  37821-0247

   Re:  Registration Statement on Form S-8
        United Tennessee Bankshares, Inc. Management
        Recognition Plan and
        United Tennessee Bankshares, Inc. 1999 Stock Option Plan

   We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1999, on our audits of the consolidated statements of financial condition of United Tennessee Bankshares, Inc. and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996, which were included or incorporated by reference in United Tennessee Bankshares, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended
December 31, 1998.





                               /s/ Pugh & Company, P.C.
                               -------------------------------
                               Pugh & Company, P.C.

July 9, 1999